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                                                                   Exhibit 11(b)


                   Ballard, Spahr, Andrews & Ingersoll, LLP
                                  Suite 1900
                            300 East Lombard Street
                        Baltimore, Maryland  21202-3268
                                   (410) 528-5600
                              Fax: (410) 528-5650
                           lawyers@ballardspahr.com

                                April 29, 1999

Security Capital Real Estate Mutual
 Funds, Incorporated
11 South LaSalle Street
Chicago, Illinois 60603

          Re: Security Capital Real Estate Mutual Funds, Incorporated Registration Statement on Form N-1A
               (Registration Nos. 33-20649 and 811-8033)
               -------------------------------------------------------

Ladies and Gentlemen:

     We hereby consent to the use of the name of our firm in the above-referenced Registration Statement under the caption "Counsel and Independent Accountants." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

                              Very truly yours,

                              /s/ Ballard Spahr Andrews & Ingersoll, LLP